EXHIBIT 10.3

THIS SECURITY AGREEMENT IS SUBJECT TO ARBITRATION PURSUANT TO THE FEDERAL ARBITRATION ACT AND/OR §15-48-10 OF THE SOUTH CAROLINA CODE OF LAWS (1976), AS AMENDED.

SECURITY AGREEMENT

1.    GRANT OF SECURITY INTEREST. For valuable consideration, the undersigned, Vicon Systems Ltd., an Israel corporation, with a principal place of business at 13 Gan Rave Street, Industrial Zone PO Box 41, Yavne 81100 ("Pledgor"), hereby grants and transfers to NIL Funding Corporation ("Lender") a security interest in all of the property of Pledgor described as follows, whether now existing or hereafter acquired (collectively, the "Collateral"):

(a)    all accounts, accounts receivable, deposit accounts (other than Excluded Accounts, as defined below), contract rights, chattel paper, (whether electronic or tangible) instruments, promissory notes, documents, general intangibles including, but not limited to, all of Pledgor’s stock, membership interests, and other ownership interests in Pledgor’s subsidiaries, payment intangibles, software, letter of credit rights, health-care insurance receivables and other rights to payment of every kind now existing or at any time hereafter arising;

(b)    all inventory, goods held for sale or lease or to be furnished under contracts for service, or goods so leased or furnished, raw materials, component parts, work in process and other materials used or consumed in Pledgor's business, now or at any time hereafter owned or acquired by Pledgor, wherever located, and all products thereof, whether in the possession of Pledgor, any warehousemen, any bailee or any other person, or in process of delivery, and whether located at Pledgor's places of business or elsewhere;

(c)    all warehouse receipts, bills of sale, bills of lading and other documents of every kind (whether or not negotiable) in which Pledgor now has or at any time hereafter acquires any interest, and all additions and accessions thereto, whether in the possession or custody of Pledgor, any bailee or any other person for any purpose;

(d)    all money and property heretofore, now or hereafter delivered to or deposited with Lender or otherwise coming into the possession, custody or control of Lender (or any agent or bailee of Lender) in any manner or for any purpose whatsoever during the existence of this Agreement and whether held in a general or special account or deposit for safekeeping or otherwise;

(e)    all right, title and interest of Pledgor under licenses, guaranties, warranties, management agreements, marketing or sales agreements, escrow contracts, indemnity agreements, insurance policies, service or maintenance agreements, supporting obligations and other similar contracts of every kind in which Pledgor now has or at any time hereafter shall have an interest;

(f)    all goods, tools, machinery, furnishings, furniture and other equipment and fixtures of every kind now existing or hereafter acquired, and all improvements, replacements, accessions and additions thereto and embedded software included therein, whether located on any property owned or leased by Pledgor or elsewhere, including without limitation, any of the foregoing now or at any time hereafter located at or installed on the land or in the improvements at any of the real property owned or leased by Pledgor, and all such goods after they have been severed and removed from any of said real property;

(g)    all motor vehicles, trailers, mobile homes, manufactured homes, boats, other rolling stock and related equipment of every kind now existing or hereafter acquired and all additions and accessories thereto, whether located on any property owned or leased by Pledgor or elsewhere;

(h)    all trademarks, service marks, internet domain names, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations, recordings and applications in the PTO (or any successor office) or any similar office in any State of the United States or any other country or any political subdivision thereof, together in each case with the goodwill of the business connected or associated therewith and symbolized thereby, and all other similar assets, rights and interests that uniquely reflect or embody such goodwill (collectively, the “Trademarks”);

(i)    all licenses to and from the Pledgor with respect to the Trademarks, whether registered or unregistered and wherever registered;

(j)    all reissues, extensions and renewals of any of the foregoing;

(k)    all patents, patent applications and recordings thereof, including patents, patent applications and recordings filed in the PTO (or any successor office) or any similar office in any State of the United States or any other country or any political subdivision thereof, all reissues, extensions, renewals, divisions, continuations, or continuations-in-part of any of the foregoing, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein (collectively, the “Patents”);

(l)    all licenses to and from the Pledgor with respect to the Patents, whether registered or unregistered and wherever registered;

(m)    all copyright registrations, including the Pledgor’s United States copyright registrations listed in Schedule A to this Agreement, all of the Pledgor’s present and future applications for copyright registration, including the Pledgor’s United States applications for copyright registration listed in Schedule A to this Agreement, and all of the Pledgor’s present and future copyrights that are not registered in the Copyright Office, including, without limitation, derivative works (collectively, the “Copyrights”), and any and all royalties, payments, and other amounts payable to the Pledgor in connection with the Copyrights, together with all renewals and extensions of the Copyrights, the right to recover for all past, present and future infringements of the Copyrights, and all manuscripts, documents, writings, tapes, disks, storage media, computer programs, computer databases, computer program flow diagrams, source codes, object codes and all tangible property embodying or incorporating the Copyrights, and all other rights of every kind whatsoever accruing there- under or pertaining thereto;

(n)    all licenses to and from the Pledgor with respect to the Copyrights, whether registered or unregistered and wherever registered;

(o)    all accounts and other rights to payment arising from, in connection with or relating to the Copyrights;

(p)    all general intangibles, intellectual and other intangible or tangible property of the Pledgor of any kind or nature, associated with, arising from, pertaining to or accruing under any of the foregoing, including all rights provided by the law of any applicable jurisdiction in the United States, throughout the world and pursuant to international treaties and conventions and otherwise;

(q)    all commercial tort claims and other claims and causes of action with respect to any of the foregoing, including all rights to and claims for damages, restitution and injunctive and other legal and equitable relief for past, present and future infringement, uncontested use, dilution, misappropriation, violation, impairment, misuse, breach, default and unfair competition, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any damages or such other relief; and

(r)    all products and proceeds of any of the foregoing including all royalties, fees, income and payments now or hereafter due or payable with respect to any of the foregoing (including Trademark registrations issued with respect to Trademark applications referred to in Schedule A) and, to the extent not otherwise included, all payments under insurance (whether or not the Secured Party is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to the foregoing;

together with whatever is receivable or received when any of the foregoing or the proceeds thereof are sold, leased, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation, all rights to payment, including returned premiums, with respect to any insurance relating to any of the foregoing, and all rights to payment with respect to any claim or cause of action affecting or relating to any of the foregoing (collectively, "Proceeds").

2.    OBLIGATIONS SECURED. The obligations secured hereby are the payment and performance of: (a) all present and future Indebtedness of Vicon Industries, Inc. (“Debtor”) and Pledgor to Lender, including, without limitation, all Indebtedness governed or evidenced by that certain Term Loan Agreement of even date herewith, by and between Lender and Borrower, (as the same may be from time to time amended, restated, extended, supplemented or otherwise modified, the “Loan Agreement”); (b) all obligations of Pledgor and rights of Lender under this Agreement; and (c) all present and future obligations of Pledgor and Debtor to Lender of other kinds. The word "Indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Debtor and Pledgor, or any of them, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including under any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement, and whether Pledgor may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable. Pledgor hereby acknowledges that but for Pledgor’s execution of this Agreement, Lender would not execute the Loan Agreement and consummate the transactions contemplated thereby. Pledgor is a wholly owned subsidiary TeleSite U.S.A. Inc., which is a wholly owned subsidiary of Debtor, and Pledgor will materially benefit from the Loan Agreement and transactions contemplated thereby. Pledgor acknowledges that it has received adequate consideration for its pledges, obligations, covenants, and other terms contained in this Agreement.

3.    TERMINATION. This Agreement will terminate upon the performance of all obligations of Debtor and Pledgor to Lender pursuant to the Loan Agreement, including without limitation, the payment of all Indebtedness of Debtor and Pledgor to Lender, and the termination of all commitments of Lender to extend credit to Debtor.

4.    OBLIGATIONS OF LENDER. Lender has no obligation to make any loans hereunder. Any money received by Lender in respect of the Collateral may be deposited, at Lender's option, into a non-interest bearing account over which Pledgor, pursuant to the Loan Agreement, shall have no control, and the same shall, for all purposes, be deemed Collateral hereunder.

5.    REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants to Lender that: (a) Pledgor's legal name is exactly as set forth on the first page of this Agreement, and all of Pledgor's organizational documents or agreements delivered to Lender are complete and accurate in every respect; (b) Pledgor is the owner and has possession or control of the Collateral and Proceeds; (c) Pledgor has the exclusive right to grant a security interest in the Collateral and Proceeds; (d) all Collateral and Proceeds are genuine, free from liens, adverse claims, setoffs, default, prepayment, defenses and conditions precedent of any kind or character, except the lien created hereby or as otherwise agreed to by Lender or as permitted pursuant to the Loan Agreement; (e) all statements contained herein are true and complete in all material respects; (f) no financing statement covering any of the Collateral or Proceeds, and naming any secured party other than Lender, is on file in any public office; (g) where Collateral consists of rights to payment, all persons appearing to be obligated on the Collateral and Proceeds have authority and capacity to contract and are bound as they appear to be, all property subject to chattel paper has been properly registered and filed in compliance with law and to perfect the interest of Pledgor in such property, and all such Collateral and Proceeds comply with all applicable laws concerning form, content and manner of preparation and execution, including where applicable Federal Reserve Regulation Z and any State consumer credit laws; and (h) where the Collateral consists of equipment, Pledgor is not in the business of selling goods of the kind included within such Collateral, and Pledgor acknowledges that no sale or other disposition of any such Collateral, including without limitation, any such Collateral which Pledgor may deem to be surplus, has been consented to or acquiesced in by Lender, except as specifically set forth in writing by Lender.

6.    COVENANTS OF PLEDGOR.

(a)    Pledgor agrees in general: (i) to pay Indebtedness secured hereby when due; (ii) to indemnify Lender against all losses, claims, demands, liabilities and expenses of every kind caused by property subject hereto other than as a result of the gross negligence or willful misconduct of Lender; (iii) to permit Lender to exercise its powers; (iv) to execute and deliver such documents as Lender reasonably deems necessary to create, perfect and continue the security interests contemplated hereby; (v) not to change its name, and as applicable, its chief executive office, its principal residence or the jurisdiction in which it is organized and/or registered without giving Lender prior written notice thereof; (vi) not to change the places where Pledgor keeps any Collateral or Pledgor's records concerning the Collateral and Proceeds without giving Lender prior written notice of the address to which Pledgor is moving same; and (vii) to cooperate with Lender in perfecting all security interests granted herein and in obtaining such agreements from third parties as Lender reasonably deems necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of its rights hereunder.

(b)    Pledgor agrees with regard to the Collateral and Proceeds, unless Lender agrees otherwise in writing: (i) that Lender is authorized to file financing statements in the name of Pledgor to perfect Lender's security interest in Collateral and Proceeds; (ii) where applicable, to insure the Collateral and, if requested by Lender, with Lender named as loss payee, in form, substance and amounts, under agreements, against risks and liabilities, and with insurance companies satisfactory to Lender; (iii) where applicable, to operate the Collateral in accordance with all applicable statutes, rules and regulations relating to the use and control thereof, and not to use any Collateral for any unlawful purpose or in any way that would void any insurance required to be carried in connection therewith; (iv) not to remove the Collateral from Pledgor's premises except in the ordinary course of Pledgor's business; (v) to pay when due all license fees, registration fees and other charges in connection with any Collateral; (vi) not to permit any lien on the Collateral or Proceeds, including without limitation, liens arising from repairs to or storage of the Collateral, except in favor of Lender or as otherwise permitted pursuant to the Loan Agreement; (vii) not to sell, hypothecate or dispose of, nor permit the transfer by operation of law of, any of the Collateral or Proceeds or any interest therein, except sales in the ordinary course of Pledgor's business; (viii) to permit Lender to inspect the Collateral at any time during normal business hours; (ix) to keep, in accordance with generally accepted accounting principles, complete and accurate records regarding all Collateral and Proceeds, and to permit Lender to inspect the same and make copies thereof at any reasonable time; (x) if requested by Lender during the continuance of an Event of Default, to receive and use reasonable diligence to collect Collateral consisting of accounts and other rights to payment and Proceeds, in trust and as the property of Lender, and to immediately endorse as appropriate and deliver such Collateral and Proceeds to Lender daily in the exact form in which they are received together with a collection report in form satisfactory to Lender; (xi) not to commingle Collateral or Proceeds, or collections thereunder, with other property; (xii) to give only normal allowances and credits and to advise Lender thereof promptly in writing if they affect any rights to payment or Proceeds in any material respect; (xiii) from time to time, when requested by Lender, to prepare and deliver a schedule of all Collateral and Proceeds subject to this Agreement; (xiv) in the event Lender elects to receive payments of rights to payment or Proceeds hereunder, to pay all reasonable expenses incurred by Lender in connection therewith, including expenses of accounting, correspondence, collection efforts, reporting to account or contract debtors, filing, recording, record keeping and expenses incidental thereto; (xv) to provide any service and do any other acts which may be necessary to maintain, preserve and protect all Collateral and, as appropriate and applicable, to keep all Collateral in good and saleable condition, to deal with the Collateral in accordance with the standards and practices adhered to generally by users and manufacturers of like property, and to keep all Collateral and Proceeds free and clear of all defenses, rights of offset and counterclaims; and (xvi) that Lender is authorized to file with the United States Patent and Trademark Office (“PTO”) and the Copyright Office (and, in each case, any successor office or any similar office in any other country) such intellectual property short-form security agreements as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing, protecting or providing notices of the security interest granted by the Pledgor, and naming the Pledgor as debtor and the Lender as secured party without the signature of the Pledgor and the Pledgor hereby appoints the Lender as the Pledgor’s attorney-in-fact to execute such intellectual property short-form security agreements on behalf of the Pledgor.

7.    POWERS OF LENDER. Pledgor appoints Lender its true attorney in fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by Lender's officers and employees, or any of them: (a) during the continuance of an

Event of Default, to perform any obligation of Pledgor hereunder in Pledgor's name or otherwise; (b) to give notice to account debtors or others of Lender's rights in the Collateral and Proceeds, and, during the continuance of an Event of Default, to enforce or forebear from enforcing the same and make extension and modification agreements with respect thereto; (c) during the continuance of an Event of Default, to release persons liable on Collateral or Proceeds and to give receipts and acquittances and compromise disputes in connection therewith; (d) to release or substitute security; (e) to resort to security in any order; (f) to prepare, execute, file, record or deliver notes, assignments, schedules, designation statements, financing statements, continuation statements, termination statements, statements of assignment, applications for registration or like papers to perfect, preserve or release Lender's interest in the Collateral and Proceeds, including, during the continuance of an Event of Default, the filing and prosecuting of registration and transfer applications with the appropriate federal or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes; (g) during the continuance of an Event of Default, to receive, open and read mail addressed to Pledgor; (h) during the continuance of an Event of Default, to take cash, instruments for the payment of money and other property to which Lender is entitled; (i) during the continuance of an Event of Default, to verify facts concerning the Collateral and Proceeds by inquiry of obligors thereon, or otherwise, in its own name or a fictitious name; (j) during the continuance of an Event of Default, to endorse, collect, deliver and receive payment under instruments for the payment of money constituting or relating to Proceeds; (k) during the continuance of an Event of Default, to prepare, adjust, execute, deliver and receive payment under insurance claims, and to collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and to apply such amounts received by Lender, at Lender's sole option, toward repayment of the Indebtedness or, where appropriate, replacement of the Collateral; (l) during the continuance of an Event of Default, to exercise all rights, powers and remedies which Pledgor would have, but for this Agreement, with respect to all Collateral and Proceeds subject hereto; (m) during the continuance of an Event of Default, to enter onto Pledgor's premises in inspecting the Collateral; (n) during the continuance of an Event of Default, to make withdrawals from and to close deposit accounts or other accounts with any financial institution, wherever located, into which Proceeds may have been deposited, and to apply funds so withdrawn to payment of the Indebtedness; (o) during the continuance of an Event of Default, to preserve or release the interest evidenced by chattel paper to which Lender is entitled hereunder and to endorse and deliver any evidence of title incidental thereto; and (p) during the continuance of an Event of Default, to do all acts and things and execute all documents in the name of Pledgor or otherwise, deemed by Lender as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder.

8.    PAYMENT OF PREMIUMS, TAXES, CHARGES, LIENS AND ASSESSMENTS. Pledgor agrees to pay, prior to delinquency, all insurance premiums, taxes, charges, liens and assessments against the Collateral and Proceeds except where such premiums, taxes, charges, liens or assessments are being contested in good faith and adequate reserves for such payments have been maintained in accordance with generally accepted accounting principles, and upon the failure of Pledgor to do so, Lender at its option may pay any of them. Any such payments made by Lender shall be obligations of Pledgor to Lender, due and payable immediately upon demand, together with interest at a rate determined in accordance with the provisions of this Agreement, and shall be secured by the Collateral and Proceeds, subject to all terms and conditions of this Agreement.

9.    EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement: (a) any default in the payment or performance of any obligation, or any defined event of default, under (i) any contract or instrument evidencing any Indebtedness, or (ii) any other agreement between Pledgor and Lender, including without limitation any loan agreement, relating to or executed in connection with any Indebtedness; (b) any representation or warranty made by Pledgor herein shall prove to be incorrect, false or misleading in any material respect when made; (c) Pledgor shall fail to observe or perform any obligation or agreement contained herein and the same shall not have been cured within five (5) business days of Debtor being informed of such default; (d) any impairment of the rights of Lender in any Collateral or Proceeds, or any lien, attachment or like levy on any property of Pledgor except as otherwise permitted pursuant to the Loan Agreement; and (e) Lender, in good faith, believes any or all of the Collateral and/or Proceeds to be in danger of misuse, dissipation, commingling, loss, theft, damage or destruction, or otherwise in jeopardy or unsatisfactory in character or value.

10.    REMEDIES. Upon the occurrence and during the continuance of any Event of Default, Lender shall have the right to declare immediately due and payable all or any Indebtedness secured hereby and to terminate any commitments to make loans or otherwise extend credit to Pledgor. Lender shall have all other rights, powers, privileges and remedies granted to a secured party upon default under the South Carolina Uniform Commercial Code or otherwise provided by law, including without limitation, the right (a) to contact all persons obligated to Pledgor on any Collateral or Proceeds and to instruct such persons to deliver all Collateral and/or Proceeds directly to Lender, and (b) to sell, lease, license or otherwise dispose of any or all Collateral. All rights, powers, privileges and remedies of Lender shall be cumulative. No delay, failure or discontinuance of Lender in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Lender of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. It is agreed that public or private sales or other dispositions, for cash or on credit, to a wholesaler or retailer or investor, or user of property of the types subject to this Agreement, or public auctions, are all commercially reasonable since differences in the prices generally realized in the different kinds of dispositions are ordinarily offset by the differences in the costs and credit risks of such dispositions. While an Event of Default exists: (a) Pledgor will deliver to Lender from time to time, as reasonably requested by Lender, current lists of all Collateral and Proceeds; (b) Pledgor will not dispose of any Collateral or Proceeds except on terms approved by Lender or sales of inventory in the ordinary course of business; (c) at Lender's request, Pledgor will assemble and deliver all Collateral and Proceeds, and books and records pertaining thereto, to Lender at a reasonably convenient place designated by Lender; and (d) Lender may, without notice to Pledgor, enter onto Pledgor's premises and take possession of the Collateral. With respect to any sale or other disposition by Lender of any Collateral subject to this Agreement, Pledgor hereby expressly grants to Lender the right to sell such Collateral using any or all of Pledgor's trademarks, trade names, trade name rights and/or proprietary labels or marks. Pledgor further agrees that Lender shall have no obligation to process or prepare any Collateral for sale or other disposition.

11.    DISPOSITION OF COLLATERAL AND PROCEEDS; TRANSFER OF INDEBTEDNESS. In disposing of Collateral hereunder, Lender may disclaim all warranties of title, possession, quiet enjoyment and the like. Any proceeds of any disposition of any Collateral or Proceeds by Lender, or any part thereof, may be applied by Lender to the payment of expenses incurred by Lender in connection with the foregoing, including reasonable attorneys' fees, and the balance of such proceeds may be applied by Lender toward the payment of the Indebtedness in such order of application as Lender may from time to time elect. Upon the transfer of all or any part of the Indebtedness, Lender may transfer all or any part of the Collateral or Proceeds and shall be fully discharged thereafter from all liability and responsibility with respect to any of the foregoing so transferred, and the transferee shall be vested with all rights and powers of Lender hereunder with respect to any of the foregoing so transferred; but with respect to any Collateral or Proceeds not so transferred, Lender shall retain all rights, powers, privileges and remedies herein given.

12.    MISCELLANEOUS. When there is more than one Pledgor named herein: (a) the word "Pledgor" shall mean all or any one or more of them as the context requires; (b) the obligations of each Pledgor hereunder are joint and several; and (c) until all Indebtedness shall have been paid in full, no Pledgor shall have any right of subrogation or contribution, and each Pledgor hereby waives any benefit of or right to participate in any of the Collateral or Proceeds or any other security now or hereafter held by Lender. Pledgor hereby waives any right to require Lender to (i) proceed against Pledgor or any other person, (ii) marshal assets or proceed against or exhaust any security from Pledgor or any other person, (iii) perform any obligation of Pledgor with respect to any Collateral or Proceeds, and (d) make any presentment or demand, or give any notice of nonpayment or nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any Collateral or Proceeds. Pledgor further waives any right to direct the application of payments or security for any Indebtedness of Debtor, Pledgor or indebtedness of customers of Pledgor.

13.    NOTICES. All notices, requests and demands required under this Agreement must be in writing, addressed to Lender at the address specified in any other loan documents entered into between Pledgor and Lender and to Pledgor at the address of its chief executive office (or principal residence, if applicable) specified below or to such other address as any party may designate by written notice to each other party, and shall be deemed to have been given or made as follows: (a) if personally delivered, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

14.    COSTS, EXPENSES AND ATTORNEYS' FEES. Pledgor shall pay to Lender immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees, expended or incurred by Lender in connection with (a) the perfection and preservation of the Collateral or Lender's interest therein, and (b) the realization, enforcement and exercise of any right, power, privilege or remedy conferred by this Agreement, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Lender or any other person) relating to Pledgor or in any way affecting any of the Collateral or Lender's ability to exercise any of its rights or remedies with respect thereto. All of the foregoing shall be paid by Pledgor with interest from the date of demand until paid in full at a rate per annum three percent (3.00%) above interest rate provided for in Section 1.2 of the Loan Agreement.

15.    SUCCESSORS; ASSIGNS; AMENDMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties, and may be amended or modified only in writing signed by Lender and Pledgor.

16.    SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

17.    GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina.

18.    ARBITRATION. This Agreement is subject to the arbitration provisions set forth in the Loan Agreement.

19.    EXCLUDED PROPERTY. Notwithstanding the foregoing, in no event will the Collateral include Excluded Property; provided, however, that all proceeds of Excluded Property will be Collateral to the extent that the proceeds are not themselves Excluded Property. “Excluded Property” means (1) any property in which the Pledgor now or hereafter has rights in which a security interest may not be granted by the Pledgor in such property as a matter of applicable law, rule or regulation, or under the terms of the property or the governing document applicable thereto, after giving effect to the UCC (or any successor provision or provisions) or any other applicable law (including the Bankruptcy Code of the United States or principles of equity), without the consent of one or more parties thereto other than any Loan Party, but only for so long as such consent has not been obtained; (2) assets subject to capital leases and purchase money financings to the extent such capital leases and purchase money financings are permitted under the Loan Agreement and prohibit the granting of a Lien; (3) any application for registration of a trademark, service mark or other mark filed with the PTO on an intent-to-use basis to the extent an assignment thereof would void or invalidate such application, until such time (if any) as a verified statement of use (or the equivalent) for such trademark, service mark or other mark is filed with and accepted by the PTO, at which time such trademark, service mark or other mark shall automatically become part of the Collateral and subject to the security interest pledged; (4) escrow accounts and trust accounts, in each case entered into in the ordinary course of business and consistent with prudent business judgment (as determined by the Pledgor in good faith), where the applicable Pledgor holds the funds exclusively for the benefit of an unaffiliated third party; (5) any account that is used for the sole purpose of making payroll and withholding tax payments related thereto and other employee wage and benefits payments and accrued and unpaid employee compensation payments (including salaries, wages, benefits and expense reimbursements, 401(k) and other retirement plans and employee benefits, including rabbi trusts for deferred compensation and health care benefits); and (6) any account that is used for the sole purpose of paying taxes, including sales taxes. The accounts referred to in the preceding clauses (4), (5), and (6) are referred to collectively as the “Excluded Accounts.”

Pledgor warrants that Pledgor is an organization registered under the laws of Israel.

Pledgor warrants that its chief executive office (or principal residence, if applicable) is located at the address set forth in the introductory paragraph hereof.

Pledgor warrants that the Collateral (except goods in transit) is located or domiciled at the following additional address: 13 Gan Rave Street, Industrial Zone PO Box 41, Yavne 81100.

IN WITNESS WHEREOF, this Agreement has been duly executed, with the intention that it constitute an instrument under seal, as of September 21, 2018.

Vicon Systems Ltd.

By: /s/ John M. Badke
Name: John M. Badke
Its: Chief Operating Officer and Chief Financial Officer

NIL Funding Corporation

By: /s/ Michael Bender
Name: Michael Bender
Its: Secretary